Exhibit 10.33.2

Form RSA – Accelerated Vesting

LANZATECH NEW ZEALAND LIMITED

NOTICE OF RESTRICTED STOCK GRANT

LanzaTech New Zealand Limited has granted to the Participant named in this Notice of Restricted Stock Grant (this “Grant Notice”) an award of restricted stock (the “Award”) with respect to the number of shares of Stock set forth herein, subject to the terms and conditions of this Grant Notice, the Restricted Stock Agreement appended hereto (the “Award Agreement”), and the LanzaTech New Zealand Limited 2019 Stock Plan (the “Plan”), as amended to the Date of Grant. Capitalized terms used in this Grant Notice but not defined herein shall have the meaning ascribed to such term in the Award Agreement or the Plan, as applicable.

Investment Request: As a condition to the issuance and receipt of the Award Shares (as defined below), the Participant directs LanzaTech Nominee Limited (or such other entity appointed as nominee by the Company from time to time) to hold the Award Shares for the Participant, and on the Participant’s behalf, severally and pursuant to the Nominee Deed Poll, dated June 7, 2017.

Participant:	«Firstname» «Last»

Date of Grant: , 20

Number of Shares
Subject to Award
(“Award Shares”):

Initial Vesting
Date: , 20

Vesting Schedule: 1. Vesting Eligibility. 25% of the Award Shares shall become eligible to vest on the Initial Vesting Date. Subject to the Participant’s continued Service through each applicable date and satisfaction of the requirements of this Grant Notice, the Award Agreement and the Plan, 1/48th of the Award Shares shall become eligible to vest in substantially equal installments each month after the Initial Vesting Date on the same day of the month as the Initial Vesting Date (or if there is no corresponding date, on the last day of such month) over a period of 36 months, such that all of the Award Shares shall become eligible to vest on the three-year anniversary of the Initial Vesting Date.

2. Vesting on Liquidity Event. Upon a Liquidity Event (as defined below):

(a)	If the Participant’s Service has not terminated, the entire Award, whether or not previously eligible for vesting, to the extent outstanding, shall immediately vest in full.
(b)	If the Participant’s Service has terminated, the Award Shares that are outstanding and eligible for vesting shall immediately vest in full.

A “Liquidity Event” means an Acquisition, Asset Transfer or Initial Listing unless the Board determines it shall not be a Liquidity Event for the purposes of this Award.

“Acquisition” means (a) any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions and retain the ability to elect a majority of the members of the Board (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred to a person or group of related persons; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

“Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company and the distribution of the proceeds thereof to the shareholders of the Company.

“Initial Listing” means the first of occur of (a) the effective date of the registration statement or other offering document pertaining to the Company’s approved initial public offering on any recognized stock exchange, (b) the settlement of the initial trade of ordinary shares on any recognized exchange by means of an effective registration statement or other offering document that registers existing ordinary shares for resale, and (c) the

Company’s completion of a merger or consolidation with an entity in which the ordinary shares (or similar securities) of the surviving or parent entity are publicly traded on any recognized exchange.

3. Vesting Eligibility on Involuntary Termination. Subject to the Participant’s satisfaction of the requirements of this Grant Notice, the Award Agreement and the Plan, all of the Award Shares shall, to the extent outstanding and not yet eligible to vest, become eligible to vest upon the Participant’s Involuntary Termination (as defined below) and such Award Shares shall remain outstanding subject to the terms and conditions of this Grant Notice, the Award Agreement and the Plan.

“Involuntary Termination” means:

[[For Employees:] the Participant’s termination of Service by the Company without Cause or a termination of Service by the Participant for Good Reason. “Good Reason” means: (a) a material diminution in the Participant’s authority, duties, or responsibilities, unless the Participant has consented in writing to such diminution; provided, however, that if there is a Change in Control or other corporate restructuring, the Participant shall not have Good Reason solely on account of the Participant holding materially the same position in the surviving legal entity or business unit as the Participant held before such Change in Control or other restructuring, even if now part of a larger company or conglomerate; (b) a reduction in the Participant’s base salary (excluding a reduction that applies to substantially all similarly-situated employees of the Company), unless the Participant has consented in writing to such reduction; (c) a change by the Company in the location at which the Participant performs the Participant’s principal duties for the Company to a new location that is more than forty (40) miles from the location at which the Participant performed the Participant’s principal duties for the Company immediately prior to such change, unless the Participant has consented in writing to such requirement; or (d) a material breach by the Company of the Award Agreement or any employment, service or other agreement with the Participant and the Company; provided, however, that in the case of clauses (a), (b), (c), or (d), (i) the Participant provides written notice to the Company of the existence of a condition for Good Reason within thirty (30) days of the initial existence thereof, (ii) the Company has thirty (30) days after receipt of such notice to cure the condition for Good Reason and fails to do so, and (iii) the Participant terminates Participant’s Service within thirty (30) days of the expiration of such cure period; and provided further that if the Participant is placed on paid or unpaid leave during an investigation, for example an investigation into the Participant’s alleged misconduct, that shall not constitute Good Reason.]

[[For Employees Eligible for CIC/Severance Plan:] the Participant’s termination of Service by the Company without Cause or a termination of Service by the Participant for Good Reason. “Good Reason” means: (a) a material diminution in the Participant’s authority, duties, or responsibilities, unless the Participant has consented in writing to such diminution; provided, however, that if there is a Change in Control or other corporate restructuring, the Participant shall not have Good Reason solely on account of the Participant holding materially the same position in the surviving legal entity or business unit as the Participant held before such Change in Control or other restructuring, even if now part of a larger company or conglomerate; (b) the Participant ceasing to report to [for non-CEO: a Company employee with the same, equivalent or more senior job title as the Company employee to whom the Participant reported immediately prior to such change in reporting relationship][for CEO: the Board], unless the Participant has consented in writing to such change in reporting relationship; (c) a reduction in the Participant’s base salary (excluding a reduction that applies to substantially all similarly-situated employees of the Company), unless the Participant has consented in writing to such reduction; (d) a change by the Company in the location at which the Participant performs the Participant’s principal duties for the Company to a new location that is more than forty (40) miles from the location at which the Participant performed the Participant’s principal duties for the Company immediately prior to such change, unless the Participant has consented in writing to such requirement; or (e) a material breach by the Company of the Award Agreement or any employment, service or other agreement with the Participant and the Company; provided, however, that in the case of clauses (a), (b), (c), (d) or (e), (i) the Participant provides written notice to the Company of the existence of a condition for Good Reason within sixty (60) days of the initial existence thereof, (ii) the Company has thirty (30) days after receipt of such notice to cure the condition for Good Reason and fails to do so, and (iii) the Participant terminates Participant’s Service within thirty (30) days of the expiration of such cure period; and provided further that if the Participant is placed on paid or unpaid leave during an investigation, for example an investigation into the Participant’s alleged misconduct, that shall not constitute Good Reason.]

[[For Consultants:] the Participant’s termination of Service by the Company without Cause.]

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IN WITNESS WHEREOF, this Grant Notice is deemed made as of the Date of Grant.

Participant	LanzaTech New Zealand Limited

Signature	Signature

Print Name	Print Name

Title

Date	Date

Address:

LanzaTech Nominee Limited

Signature

Print Name

Title

Date

Form RSA – Accelerated Vesting

LANZATECH NEW ZEALAND LIMITED

RESTRICTED STOCK AGREEMENT

LanzaTech New Zealand Limited has granted to the Participant named in the Notice of Restricted Stock Grant (the “Grant Notice”) to which this Restricted Stock Agreement (the “Award Agreement”) is attached an award of restricted stock (the “Award”) with respect to the number of shares of Stock set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice and this Award Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the LanzaTech New Zealand Limited 2019 Stock Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference and a copy of which is attached hereto as Exhibit A. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Award Agreement, the Plan and the Nominee Deed Poll dated June 7, 2017 (the “Nominee Deed Poll”), attached hereto as Exhibit B, governing how LanzaTech Nominee Limited or such other entity appointed as nominee by the Company from time to time (the “Nominee Company”) will hold the Award Shares on the Participant’s behalf, and any other documents appended or otherwise referred to in those documents, (b) subscribes for and accepts the Award subject to all of the terms and conditions of the Grant Notice, this Award Agreement, the Plan and the Nominee Deed Poll, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Award Agreement, the Plan or the Nominee Deed Poll.

1.DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.ISSUANCE OF SHARES; TERMINATION OF SERVICE; FORFEITURE.

3.1 Issuance of Shares. Subject to Section 5.1, on the Date of Grant, the Company shall issue or cause to be issued to the Nominee Company on behalf of the Participant the Award Shares indicated in the Grant Notice. The Award Shares are subject to vesting, forfeiture and certain transfer restrictions, as specified in the Grant Notice, this Award Agreement and the Nominee Deed Poll. Award Shares that have vested pursuant to the provisions of the Grant Notice are referred to herein as “Vested Shares”. Award Shares that have not yet vested pursuant to the provisions of the Grant Notice, including any Award Shares that are eligible to vest but have not yet vested, are referred to herein as “Unvested Shares”.

3.2 Effect of Termination of Service. Upon the termination of the Participant’s Service for any reason, other than a termination for Cause, (a) any portion of the Award that is eligible to vest as of the date of such termination (including any such portion that becomes eligible to vest upon an Involuntary Termination, if applicable) shall remain outstanding subject to the terms and conditions of the Grant Notice, the Award Agreement and the Plan, and (b) any portion of the Award that is not eligible to vest as of the date of such termination shall be immediately forfeited by the Participant. If the Participant’s Service is terminated for Cause, the entire Award shall be immediately forfeited (including any Award Shares that are eligible to vest).

3.3 Forfeiture. If a Liquidity Event does not occur on or before the tenth (10th) anniversary of the Date of Grant, the entire Award shall be forfeited (including any Award Shares that are eligible to vest).

4.CERTAIN TAX MATTERS.

4.1 Legal Consequences and Tax Withholding. The Participant will be responsible for complying with all local laws and regulations, including the applicable Investment Terms and/or constitutional requirements and all and any tax, securities laws and foreign exchange control laws in connection with the grant or vesting of the Award Shares and any subsequent sale of such shares of Stock. In addition, to the extent required by applicable law, the Company and the Participating Employers may withhold certain tax payments that might be due in connection with any grant or vesting and administrative fees, if any. The Company shall have the right, but not the obligation to accept from the Participant the tender of a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. Since laws and regulations with respect to the foregoing may change, it is the Participant’s responsibility to seek legal and tax advice and comply with all applicable laws and regulations.

4.2 Section 83(b) Election (U.S. Participants Only). The Participant hereby acknowledges that the Participant has been informed that the Participant may make a “Section

83(b) Election” with respect to the Award Shares. A Section 83(b) Election may be made using the form attached hereto as Exhibit C. TO MAKE A SECTION 83(B) ELECTION, THE PARTICIPANT MUST FILE THE SECTION 83(B) ELECTION WITH THE IRS WITHIN 30 DAYS AFTER THE DATE OF GRANT. If the Participant later forfeits the Unvested Shares, the Participant will not be able to deduct the amount previously recognized as income. If the Participant makes a Section 83(b) Election, the amount of income the Participant will recognize equals the Fair Market Value of the Award Shares (determined without regard to the restrictions) on the Date of Grant. Dividends paid after making a Section 83(b) Election are taxed as dividends. If the Participant disposes of the Award Shares, the Participant will recognize gain (or, under certain circumstances, loss) in the year of the disposition equal to the difference between the amount that the Participant realized on the disposition and the Participant’s tax basis in the shares. If the Participant makes a Section 83(b) Election, the tax basis in the Award Shares generally is the amount of the ordinary income that that the Participant recognized upon the grant of the Award Shares, and the holding period for the Award Shares begins just after the shares are granted. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY SECTION 83(B) ELECTION, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

This discussion is intended only as a summary of the general United States federal income tax laws that apply to the Award Shares and does not purport to be complete, and is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The federal, state and local tax consequences to any particular taxpayer will depend upon the taxpayer’s individual circumstances. The Participant is strongly encouraged to seek the advice of the Participant’s own tax advisor in connection with receipt of the Award Shares and the advisability of filing a Section 83(b) Election.

5. CONDITIONS TO THE AWARD.

5.1 Request to Hold Shares. By signing the Grant Notice, the Participant, as a condition to the issuance and receipt of the Award Shares, directs the Nominee Company to hold the Award Shares for the Participant, and on the Participant’s behalf, severally and pursuant to the Nominee Deed Poll. If the Company determines that another nominee should hold the Award Shares for the Participant, and on the Participant’s behalf, severally and pursuant to a different deed (such entity the “Transferee Nominee Company” and such deed the “Successor Deed Poll”), the Participant agrees that the Company shall have the right to direct the Nominee Company to transfer the Award Shares to the Transferee Nominee Company without obtaining additional consent or approval from the Participant. Following such transfer, the Successor Deed Poll shall govern how the Transferee Nominee Company will hold the Award Shares on the Participant’s behalf, which terms shall be substantially the same as the terms of the Nominee Deed Poll. If the Award Shares are transferred to a Transferee Nominee Company, on and after such transfer, the Transferee Nominee Company shall be treated as a Nominee Company for purposes of this Award Agreement and references to the Nominee Deed Poll herein shall instead be to the Successor Deed Poll.

5.2 Power of Attorney. The Participant hereby authorizes the Company to direct the Nominee Company to transfer the applicable number of Award Shares to the Company or its assignee(s) upon the occurrence of a Transfer Event (as defined below), and the Participant agrees that the Company and the Nominee Company may undertake such transfer without obtaining additional consent or approval from the Participant. The Participant hereby irrevocably appoints the Company as the Participant’s true and lawful agent and attorney-in-fact, with the power to act alone and with full power of substitution, to execute and file any instruments or other documentation and to do all other lawfully permitted acts in furtherance of a Transfer Event. The foregoing power of attorney is irrevocable and coupled with an interest and shall not be affected by the Participant’s subsequent incapacity or death. “Transfer Event” means (a) any exercise by the Company or its assignee(s) of the Right of First Refusal (as defined below), (b) the forfeiture of any or all Award Shares in accordance with this Award Agreement and (c) any other transfer of any or all Awards Shares to the Company or its assignee(s) as required by this Award Agreement, the Plan, the Constitution, or the Investment Terms, as determined by the Company in its sole discretion.

5.3 Spousal/Domestic Partner Consent (U.S. Participants Only). If the Participant has a spouse or domestic partner as of the Date of Grant, as a condition to the issuance and receipt of the Award Shares, the Participant will deliver an executed copy of the Spousal/Domestic Partner Consent attached hereto as Exhibit D.

5.4 Proxy and Rights as Stockholder.

(a)As a condition to the issuance and receipt of the Award Shares, the Participant shall deliver an executed copy of the proxy agreement attached hereto as Exhibit E (the “Proxy Agreement”). If such Proxy Agreement expires or the Company otherwise determines that the Participant should execute a new proxy agreement, the Participant agrees to execute a new proxy agreement in the form to be provided by the Company.

(b)Subject to and in accordance with the terms of the Nominee Deed Poll, the Participant shall be considered the beneficial owner of and shall be entitled to vote by proxy the Award Shares if and to the extent such Award Shares are entitled to voting rights; provided that, if the Proxy Agreement, or any successor proxy agreement, is in effect, the proxyholder named in such agreement shall vote the Award Shares. The Participant shall be entitled to receive all dividends and any other distributions declared on the Award Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution; provided, further, that Participant directs the Nominee Company to hold any such dividends or other distributions paid on Award Shares on the Participant’s behalf, severally and pursuant to the Nominee Deed Poll.

6. NONTRANSFERABILITY OF THE AWARD. In addition to any other limitation on transfer set forth in Plan, the Nominee Deed Poll or by applicable law, the Participant shall not assign, encumber or dispose of any interest in the Award Shares except to the extent permitted by, and in compliance with, the provisions of this Section 6 and applicable law.

6.1 Unvested Shares. The Participant shall not sell, assign, pledge or otherwise transfer (voluntarily or involuntarily, directly or indirectly) Unvested Shares, other than (a) as required by Section 5.1 to the Nominee Company, or Transferee Nominee Company, as applicable, as bare trustee under the Nominee Deed Poll or (b) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”) and as approved in writing by the Company in consultation with the Company’s counsel.

6.2 Transfer Restrictions; Right of First Refusal. Before any Vested Shares held by the Participant or any transferee of the Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Holder must provide the Company or its assignee(s) with a right of first refusal to purchase such Vested Shares on the terms and conditions set forth in Section 2 of the Fourth Schedule to the Constitution, applicable to Ordinary Shareholders (as defined in the Constitution) (the “Right of First Refusal”).

6.3 Assignment. The right of the Company to purchase any part of the Vested Shares may be assigned in whole or in part to any holder(s) of capital stock of the Company or other persons or entities.

6.4 Restrictions Binding on Transferees. All transferees of Vested Shares or any interest therein will receive and hold such Vested Shares or interests subject to the provisions of this Award Agreement, the Plan and the Nominee Deed Poll. Any sale or transfer of the Vested Shares shall be void unless the provisions of this Award Agreement, the Plan and the Nominee Deed Poll are satisfied.

6.5 Termination of Rights. The Right of First Refusal shall terminate as set forth in the Constitution.

6.6 Lock-Up Agreement. The Participant hereby agrees that the Award Shares may be subject to a lock-up agreement applicable to Ordinary Shareholders pursuant to the provisions set out in the Constitution from time to time.

7. INVESTMENT REPRESENTATIONS (U.S. PARTICIPANTS ONLY). In connection with the issuance of the Award Shares, the Participant represents to the Company the following:

7.1The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision with respect to the Award Shares. The Award Shares are being granted for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

7.2The Participant acknowledges and understands that the Award Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. The Participant further understands that the Award Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Award Shares. The Participant understands that the certificate evidencing the Award Shares shall be imprinted with any legend required under applicable state securities laws.

7.3The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

8.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the shareholders of the Company and the requirements of applicable law or regulation, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to the Award are exchanged by whatever means for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Award to provide that the Award is for New Shares. In the event of any such amendment, the number of shares subject to the Award shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

9.LEGENDS.

9.1 Legends. If the Company issues certificate(s) evidencing ownership of the Award Shares, it shall cause the legends to be placed upon any such certificate(s) that may be required by the Company or by state or federal securities laws.

9.2 Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

9.3 Refusal to Transfer. The Company shall not be required (a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions set forth in this Award Agreement, the Constitution, the Investment Terms or the Plan or (b) to treat as owner of such shares or to accord the right to vote or to pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

10.CURRENCY EXCHANGE RISK.

The Participant agrees and acknowledges that the Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Award, including without limitation the sale of the shares of Stock (the “Currency Exchange Risk”). The Participant waives and releases the Company and the Participating Companies from any potential claims arising out of the Currency Exchange Risk.

11.MISCELLANEOUS PROVISIONS.

11.1 Termination or Amendment. Subject to applicable law, the Board may terminate or amend the Plan or the Award at any time; provided, however, that no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Award Agreement shall be effective unless in writing.

11.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

11.3 Binding Effect. This Award Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

11.4 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit with the postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Award Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice, the Section 83(b) Election at Exhibit C, the Spousal/Domestic Partner Consent at Exhibit D, and the Proxy Agreement at Exhibit E to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 11.4(a) of this Award Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 11.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.4(a).

11.5 Integrated Agreement. The Grant Notice, this Award Agreement (together with the Exhibits attached hereto), the Plan, together with any employment, service or other agreement with the Participant and a Participating Company described in the Grant Notice, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Award Agreement and the Plan shall survive any vesting of the Award and shall remain in full force and effect.

11.6 Applicable Law. This Award Agreement shall be governed by the laws of New Zealand.

11.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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List of Exhibits:

Exhibit A – LanzaTech New Zealand Limited 2019 Stock Plan

Exhibit B – Nominee Deed Poll

Exhibit C – Section 83(b) Election

Exhibit D – Spousal/Domestic Partner Consent

Exhibit E – Proxy Agreement